Exhibit 1


                           WOODBURN & WEDGE LETTERHEAD



March 7, 2003

Pan Asia Communications Corporation
Suite 1001, 1166 Alberni Street
Vancouver, British Columbia
Canada V6E 3Z3

               Re:  Pan Asia Communications Corporation
                    Registration Statement Form S-8

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Pan Asia Communications Corporation, a Nevada corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 1,500,000 shares of the Corporation's Common Stock, $0.01 par value per share (the "Shares") as further described in a registration statement on Form S-8 filed under the Securities Act (the "Registration Statement") on March 7, 2003.

     In  connection with this opinion, we have examined the following documents:

     A.   The Registration Statement;

     B. Articles of Incorporation of the Corporation, as amended to date, on file with the Nevada Secretary of State;

     C. Bylaws of the Corporation, as amended to date;

     D. Resolutions adopted by the Board of Directors of the Corporation pertaining to the Registration Statement, Agreements, as defined below, and the Shares;

     E. The following agreements relating to the issuance of the Corporation's stock:

          i. Management and Professional Services Agreement Between the Corporation and Bob Glandon;
          ii. Management and Professional Services Agreement Between the Corporation and Murray Duncan;
          iii. Management and Professional Services Agreement Between the Corporation and Zoltan Vass;
          iv. Services Agreement Between the Corporation and Ashley V. Redmond; and
          v.   Services Agreement Between the Corporation and George
               Stoyanovski,

     (the foregoing agreements being referred to collectively hereinafter as the "Agreements");

     F. An Officer's Certificate of the Corporation as to certain factual matters which are the basis of our opinion, a copy of which is attached hereto; and


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     G. The Registration Statement on Form S-8 as filed today by the Corporation with the Securities and Exchange Commission covering the Shares (the "Registration Statement").

     In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     As to certain questions of fact, we have relied, without further investigation, upon certificates of governmental authorities and of officers of the Corporation. Additionally, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. We have assumed that at all times the Corporation's board of directors has been properly elected and appointed, and that as of the date of this letter, the board of directors consists of the persons listed in the above-referenced Officer's Certificate.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

     1. The Corporation is a duly incorporated and validly existing corporation under the laws of the State of Nevada.

     2. The Shares, when issued and delivered in accordance with the terms of the respective Agreements, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

     We hereby consent to the use of this opinion in the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        WOODBURN and WEDGE



                                        By:  /s/ Gregg P. Barnard
                                             --------------------
                                             Gregg P. Barnard


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